                                                                    Exhibit 3.1

[CANADA FLAG Logo]   Industry Canada    Industrie Canada

  CERTIFICATE                                    CERTIFICAT DE CHANGEMENT
  OF DISCONTINUANCE                              DE REGIME


  CANADA BUSINESS                                LOI CANADIENNE SUR
  CORPORATIONS ACT                               LES SOCIETES PAR ACTIONS

- ------------------------------------------------------------------------------------------------------------------------------------

UC'NWIN SYSTEMS LTD.                                            146728-0


- -------------------------------------------------               -------------------------------------------------
Name of corporation-Denomination de la societe                  Corporation number-Numero de la societe

I hereby certify that the above-named corporation               Je certifie que la societe susmentionnee:

a)  was discontinued under section 188 of the Canada       /X/   a)  a change de regime en vertu de l'article 188 de la Loi
    Business Corporations Act and continued under                    canadienne sur les societes par actions et a ete
    the laws of another jurisdiction as specified in the             prorogee sous le regime d'une autre autorite
    attached notice;                                                 legislative, laquelle est mentionnee dans l'avis ci-joint;

b)  was discontinued under section 188 of the Canada             b)  a change de regime en vertu de l'article 188 de la Loi
    Business Corporations Act and continued under                    canadienne sur les societes par actions et a ete
    the                                                              prorogee sous le regime de la:

    i)  Bank Act,                                          / /       i) Loi sur les banques,

   ii)  Canada Cooperative Associations Act,               / /      ii) Loi sur les associations cooperatives du Canada,

  iii)  Insurance Companies Act, or                        / /     iii) Loi sur les societes d'assurances,

   iv)  Trust and Loans Companies Act,                     / /      iv) Loi sur les societes de fiducie et de pret,

   as specified in the attached notice; or                          laquelle est mentionnee dans l'avis ci-joint;

c) was amalgamated pursuant to the provisions of the             c) a ete fusionnee en vertu des dispositions de la

   i)  Bank Act,                                           / /      i) Loi sur les banques,

  ii)  Canada Credit Associations Act,                     / /     ii) Loi sur les associations cooperatives du Canada,

 iii)  Cooperative Credit Associations Act,                / /    iii) Loi sur les associations cooperative de credit,

  iv)  Insurance Companies Act, or                         / /     iv) Loi sur les societes d'assurances,

   v)  Trust and Loans Companies Act.                      / /      v) Loi sur les societes de fiducie et de pret.

   as specified in the attached notice.                             laquelle est mentionnee dans l'avis ci-joint.

  /s/
  -----------------------                           DECEMBER 11, 1995/LE 11 DECEMBRE 1995
  Director - Director                                 Date of Discontinuance - Date du changement de regime


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        [CANADA LOGO]
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                                                                          PAGE 1



                              STATE OF DELAWARE

                       OFFICE OF THE SECRETARY OF STATE

                       --------------------------------


        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO
HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF
DOMESTICATION OF NON U.S. CORPORATION OF "UC'NWIN SYSTEMS CORPORATION", FILED
IN THIS OFFICE THE ELEVENTH DAY OF DECEMBER, A.D. 1995, AT 12 O'CLOCK P.M.

        A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW
CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.







                                [Seal]  /s/ Edward J. Freel
                                        -----------------------------------
                                        Edward J. Freel, Secretary of State

2486928  8100D                          AUTHENTICATION:
                                                        7743573
950288408                                         DATE:
                                                        12-12-95

                                        SECRETARY OF STATE
                                     DIVISION OF CORPORATIONS
                                     FILED 12:00 PM 12/11/1995
                                        950288408 - 2486928



                         CERTIFICATE OF DOMESTICATION



        UC'NWIN Systems Ltd., a corporation organized and existing under the laws of Canada, but which is domesticating to Delaware and changing its name to "UC'NWIN Systems Corporation" (the "Corporation"), DOES HEREBY CERTIFY:

        1. The Corporation was first incorporated, for purposes of the Canada Business Corporations Act (the "CBCA"), under the CBCA on April 5, 1983.

        2. The name of the Corporation immediately prior to the filing of this Certificate of Domestication with the Secretary of State of the State of Delaware (the "Secretary of State") was UC'NWIN Systems Ltd.

        3. The name of the Corporation as set forth in the Certificate of Incorporation being filed with the Secretary of State in accordance with Section 388(b) of the General Corporation Law of the State of Delaware is UC'NWIN Systems Corporation.

        4. The principal place of business of the Corporation immediately prior to the filing of this Certificate of Domestication with the Secretary of State was 555 Richmond Street West, Suite 905, Toronto, Ontario M5V 3B1, Canada.

        5. A Certificate of Incorporation of UC'NWIN Systems Corporation is being filed with the Secretary of State contemporaneously with the filing of this Certificate of Domestication.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed by Ivan Thornley-Hall, its President, on this 11th day of December, 1995.



                                                UC'NWIN Systems Ltd.



                                                By: /s/ IVAN THORNLEY-HALL
                                                   ---------------------------
                                                        Ivan Thornley-Hall
                                                        President

                              STATE OF DELAWARE
                                                        PAGE 1
                       OFFICE OF THE SECRETARY OF STATE

                        -----------------------------



        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "UC'NWIN SYSTEMS CORPORATION" FILED IN THIS OFFICE ON THE ELEVENTH DAY OF DECEMBER, A.D. 1995, AT 12 O'CLOCK P.M.

        A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.















                              [LOGO]    /s/ EDWARD J. FREEL
                                        -------------------------------
                                        Edward J. Freel, Secretary of State

        2486928    8100D                AUTHENTICATION:
                                                          7743572
        950288408                                 DATE:
                                                          12-12-95

                                                STATE OF DELAWARE
                                                SECRETARY OF STATE
                                               DIVISION OF CORPORATIONS
                                               FILED 12:00 PM 12/11/1995
                                                950288408 - 2486928


                         CERTIFICATE OF INCORPORATION


                                      OF


                         UC'NWIN SYSTEMS CORPORATION


        The undersigned, for the purposes of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, does execute this Certificate of Incorporation and does hereby certify as follows:

                                  ARTICLE I


        The name of the Corporation is UC'NWIN Systems Corporation.

                                  ARTICLE II


        The registered office of the Corporation in the State of Delaware is 10th Floor, One Rodney Square, 10th and King Streets, Wilmington, County of New Castle, Delaware 19801. The name of the Corporation's registered agent is RL&F Service Corp.

                                 ARTICLE III


        The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the Sate of Delaware.

                                  ARTICLE IV


        The total number of shares of stock which the Corporation shall have authority to issue is sixty million (60,000,000). All such shares are to be common stock, par value of one cent ($.01) per share, and are to be of one class.

                                 ARTICLE V


        The name and mailing address of the Incorporator is William J. Haubert, Richards, Layton & Finger, P.O. Box 551, Wilmington, Delaware 19899.

                                  ARTICLE VI


        The powers of the Incorporator shall terminate upon the filing of this Certificate of Incorporation. The names and mailing addresses of the persons who are to serve as the initial directors of the Corporation until the first annual meeting of the stockholders of the Corporation, or until their successors are elected and qualify, are:

        Unless and except to the extent that the By-laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

                                 ARTICLE VIII


        1. Pursuant to Section 262(c) of the General Corporation Law of the State of Delaware (the "General Corporation Law"), a holder of shares of any class or series of stock of the Corporation shall be entitled to appraisal rights in the event the Corporation:

       (i) amends its Certificate of Incorporation to add, change, or remove any provisions restricting or constraining the issue, transfer, or ownership of stock of the class or series held by the person seeking appraisal rights;

       (ii) amends its Certificate of Incorporation in any manner that would require a separate class vote of holders of the outstanding securities of such class or series under Section 242(b)(2) of the General Corporation Law;

       (iii) amends its Certificate of Incorporation to add, change, or remove any restriction upon the business or businesses that the Corporation may carry on;

       (iv) sells, leases or exchanges all or substantially all of its property and assets, including its goodwill and its corporate franchises;

       (v)      amends the provisions of this Article VIII; or

      (vi) effects any merger or consolidation in which the Corporation is a constituent corporation, whether or not any appraisal rights are otherwise available under Section 262 of the General Corporation Law.

      2. Subject to Section 4 of this Article VIII, the Corporation shall remain incorporated under the General Corporation Law or any statutory modification or replacement thereof and shall not merge or consolidate with any entity except as provided in this Article VIII.

      3. Notwithstanding that a lesser or no vote of the stockholders may be required by law, and in addition to any other vote of stockholders required by law or this Certificate of Incorporation, but subject to Section 4 of this
Article VIII, the provisions of this Article VIII may only be amended by merger or otherwise:

      (i) Where the effective date of such amendment occurs on or before a specified date which is 5 years from the date of issue of the Director's Certificate of Discontinuance under the Canada Business of Corporations Act (the "Directors's Certificate"), by a resolution passed by the affirmative vote of stockholders holding not less than 90% of the voting power of each class or series of stock of the Corporation, whether or not such class or series of stock otherwise has voting rights; and

      (ii) Where the effective date of such amendment occurs after a specified date which is 5 years from the date of issue of the Director's Certificate, by a resolution passed by the affirmative vote of stockholders holding not less than 66 2/3% of the voting power of each class or series of stock of the Corporation, whether or not such class or series of stock otherwise has voting rights.

      4. Notwithstanding Sections 2 and 3 of this Article VIII, the Corporation may merger or consolidate with another entity if:

      (i) the entity surviving such merger or consolidation is a Delaware corporation subject to the General Corporation Law and its Certificate of Incorporation includes all of the provisions of this
            Article VIII; or

      (ii) such entity owns or operates a significant business and is not controlled by, or under common control with, the Corporation, and such merger or consolidation does not have as its primary purpose, the avoidance of this Article VIII.

and, in either case:

      (iii) such merger or consolidation is approved in the same manner and by the vote of stockholders as is required by the General Corporation Law; and

        (iv) appraisal rights are provided to stockholders of the Corporation on the same basis in respect of such merger or consolidation as is set forth in Section 1 of this Article VIII.

                                  ARTICLE IX

        In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered to make, alter and repeal the By-laws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any by-law made by the Board of Directors.

                                  ARTICLE X

        A director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law as the same exists or may hereafter be amended.

        Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

                                  ARTICLE XI

        The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.

        IN WITNESS WHEREOF, I, the undersigned, being the Incorporator hereinabove named, do hereby further certify that the facts hereinabove stated are truly set forth, and accordingly I have hereunto set my hand this 11th day of December, 1995.


                                                /s/
                                                -------------------------
                                                   Incorporator


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